Exhibit 1.01

Conflict Minerals Report of A10 Networks, Inc.
in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This Conflict Minerals Report of A10 Networks, Inc. (the “Company”, “us”, “our” or “we”) for calendar year 2016 is provided in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”), the instructions to Form SD, and the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the Securities and Exchange Commission on April 29, 2014 (the “SEC Statement”). The Company notes the Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule issued by the SEC Division of Corporation Finance on April 7, 2017. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

This Report outlines the steps we undertook in accordance with Rule 13p-1, Form SD, and the SEC Statement in connection with the existence of Conflict Minerals in products we manufacture or contract to manufacture. Our diligence measures were designed to adhere, in all material respects, with the nationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplement on Tin, Tantalum and Tungsten and the Gold Supplement (Second Edition OECD 2013) (the “OECD Framework”).

Introduction

We offer our customers solutions that enable enterprises, service providers, Web giants and government organizations to accelerate, secure and optimize the performance of their data center applications and networks. We currently offer a comprehensive portfolio of application delivery and security solutions. The portfolio features application delivery controllers (ADC) to optimize and secure network and application performance; a carrier-grade network address translation (CGNAT) solution that helps service providers preserve IPv4 address investments while transitioning to IPv6-based networks; the industry’s most powerful distributed-denial-of-service (DDoS) protection and mitigation solution; a SSL decryption solution for inspecting encrypted traffic (SSLi); and convergent firewall (CFW) appliances for protecting data centers, service provider networks and mobile infrastructures. We deliver these solutions via software, on optimized hardware appliances or as virtual appliances with our Thunder product line. For modern microservices and container-based environments, the A10 Lightning portfolio provides cloud-native application traffic management, security and analytics in public, private and hybrid clouds.

We outsource the manufacturing of our hardware products to original design manufacturers. These companies manufacture, assemble and test our hardware products using design specifications, quality assurance programs and standards that we establish. The component parts incorporated into our products are sourced either by our manufacturing partners or directly by us.

Our position in the supply chain is as a remote downstream purchaser and supplier, several levels removed from the actual mining of the Conflict Minerals. We do not directly make purchases of raw ore or unrefined Conflict Minerals from the Covered Countries and we do not directly source any products or components from the Covered Countries. In light of our remote position in the supply chain, we must rely upon our suppliers (and their multiple sub-suppliers and intermediaries) for information on and verification of the chain of custody of Conflict Minerals contained in our products.

Enumerated paragraphs set out below conform to the Instructions set forth in Item 1.01(c) of Form SD.

(1)    Due Diligence

After conducting a “reasonable country of origin inquiry” (“RCOI”) in accordance with the instructions to Item 1.01 of Form SD (and as disclosed in our Report on Form SD for the year ended December 31, 2016), the Company was unable to conclude, without further diligence, that none of the Conflict Minerals in its products, that were not sourced from recycled or scrap materials, did not originate in the Covered Countries.

(i)    Conformity with OECD Framework. In accordance with Rule 13p-1, we designed our Conflict Mineral Compliance Program to conform, in all material respects, with the five-step process outlined in the OECD Framework. In addition, our diligence measures relied upon information and templates obtained from the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC/GeSI”) Initiative with the smelters and refiners of Conflict Minerals. The five-step process identified within the OECD Framework includes: (1) establishing strong company management systems; (2) identifying and assessing supply chain risk; (3) designing and implementing a risk response strategy; (4) third party auditing of our due diligence practices; and (5) reporting annually on supply chain due diligence. This Conflict Minerals Report outlines the measures taken by us in accordance with the OECD Framework during the reporting period.

(1) Established Strong Company Management Systems

We established an interdepartmental committee (the “Committee”) to develop the Company’s assessment and compliance process, with oversight from senior management (including members of the Company’s Legal, Finance and Global Supply Chain departments).

•	Through the Committee, we identified and educated relevant internal departments or personnel affected, including in Sourcing, Legal and Compliance, Finance/Internal Audit, and Supplier Relations.

•	We adopted a Supply Chain Policy (the “Policy”) relating to responsible sourcing.

•
Through our Supplier Relations personnel, communicated with our suppliers and prospective suppliers via direct correspondence and telephone calls to inform them of (i) our Policy, and (ii) our intent to continue to work with them as reasonably practicable given our supply chain position and market leverage for increased understanding of the use of Conflict Minerals within our supply chain and to obtain wherever possible their commitment to facilitate our compliance with applicable law.

•
Confirmed that purchase order terms and conditions should be conformed where practicable to the Policy, recognizing that many of our suppliers demand terms and conditions and use standard forms with respect to which we have no leverage or ability to alter.

•	Established a process to evaluate the chain of custody of Conflict Minerals within our supply chain, including:

◦	Analyzing our existing product offerings annually for scoping within the context of the Rule.

◦	Developing an internal process to evaluate new products as developed to minimize the introduction of Conflict Minerals into our supply chain where possible.

•	Implemented a feedback mechanism through the Company’s Supplier Relations team to work with suppliers.

(2) Identified and Assessed Supply Chain Risk through Due Diligence

Step 1
Our Supplier Relations team reviewed our product offerings to determine which suppliers provide the Company with manufactured or contracted to be manufactured products. We determined that 14 suppliers were relevant to this process.

Step 2
Our Supplier Relations team then determined which manufactured & contracted to be manufactured products may contain Conflict Minerals that are “necessary to the functionality or production” of the product.

Step 3	Under the Committee’s direction, our Supplier Relations staff conducted a due diligence assessment of relevant product suppliers in accordance with the following:

•
We designed and implemented a due diligence program for supplier outreach and engagement that involved (i) developing a contact list of relevant suppliers and (ii) communicating with them to obtain information on the chain of custody and source of origin of Conflict Minerals in supplied products. Our due diligence consisted of providing each supplier with the EICC/GeSI Conflict Minerals Reporting Template (the “Template”) to obtain the necessary information and certifications from our suppliers. For certain suppliers that found the Template unwieldy, we provided a custom form where necessary to elicit the same information. We received responses from 14 of our suppliers for the reporting period.

Step 4
Our Supplier Relations team, with guidance from the Committee, analyzed the results of the Supplier survey forms that were returned to us. We reviewed the survey responses from each supplier to determine whether the data provided was complete or whether further follow-up was required. Follow-up was conducted by phone calls and emails, as necessary. Our staff compared the smelters and refiners identified by the suppliers on the survey forms with the EICC/GeSI Conflict Free Smelter Initiative (“CFSI”) list of conflict-free smelters and refiners as well as with the Department of Commerce list of “World-Wide Conflict Mineral

Processing Facilities” issued in September 2014 (the “DOC Smelter List”). The results of that comparison are set forth on Appendix A to this Conflict Mineral Report.

(3) Developed and Implemented a Risk Response Strategy

In analyzing the results from our supply chain diligence, we recognized that certain risks exist in our supply chain that require further follow-up and mitigation efforts. We have established the following plan for risk mitigation, which we review periodically for relevance and effectiveness.

Year 1 (Calendar Year 2014)

•	Conduct base line analysis of responses from first-tier suppliers.

•
Compare the smelters and refiners identified in the supply chain survey against the list of smelter facilities which have been identified as “conflict free” by programs such as CSFI for tantalum, tin, tungsten and gold, and otherwise identified on the DOC List.

•	Identify gaps in the data collection and high-risk suppliers, and continue to follow-up with suppliers as practicable.

Year 2+ (Calendar Year 2015)

•	Communicate survey results to our suppliers of relevant products.

•	Continue efforts in supplier education and outreach, including additional diligence with suppliers providing incomplete data.

•	Add third-party reporting customer requests to supplier survey.

•	Follow-up on remediation efforts to obtain complete and accurate chain of custody information where possible to identify smelters/refiners of origin.

Year 3 (Calendar Year 2016)

•	Develop and implement a progressive performance improvement plan for suppliers on an as-needed basis.

(4) Third Party Audit of Due Diligence Practices

This Report has not been subject to an independent private sector audit in accordance with the SEC Statement.

(5) Report Annually on Supply Chain Due Diligence

The Company's Form SD and Conflict Mineral Report for calendar year 2016, together with our Supply Chain Policy Statement, are posted on our website at: http://investors.a10networks.com/docs.aspx?iid=4433033.

(ii)    Independent Third Party Audit.

This Report has not been subject to an independent private sector audit in accordance with the SEC Statement.

(iii)    Summary of Diligence Results; Risk Mitigation Efforts

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. Our position as a remote downstream purchaser and supplier requires us to depend substantially on the cooperation of our suppliers and their numerous sub-suppliers, many of which are not subject to SEC reporting requirements and with whom we have limited leverage due to our size, market position and available resources. As a result, we expect it may take us several years before we are able to identify all smelters and refiners in our supply chain.
In conducting our diligence, we have adopted methodology outlined by the CFSI’s joint industry programs and outreach initiatives and have encouraged our suppliers to conform with the standards set forth in the OECD Framework and report to us using the Template or, where appropriate, our custom-designed form. We conducted follow-up calls and correspondence with suppliers where information was incomplete, unreliable or unverifiable. We identified 330     smelters and refiners of Conflict Minerals in our supply chain, and the related countries of origin, as set forth on Appendix A.

We are continuing our efforts to determine the smelters and refiners used by our supply chain and to verify the most reasonable known mine of origin information available. Through this effort, we have made a reasonable determination of certain of the mines or locations of origin of certain of the Conflict Minerals in our supply chain as indicated on Appendix A. We have also requested that all of our suppliers support the industry-wide initiative by adopting policies and procedures consistent with the EICC/GeSI sourcing initiative and by working to align their sources with the lists of conflict-free sourced metals.
The CFSI program audits smelters and refineries to ensure that all certified smelters and refineries only use the ores that are conflict-free from the Covered Countries. The DOC List is more expansive and includes “verified” smelters and refiners, which may or may not be certified as conflict-free. Of the suppliers we surveyed, 100% fully responded to our due diligence survey. We are continuing to compile the names of smelters and refineries identified by those vendors who did respond and are working to verify the information provided. Certain of our vendors indicated that not all of their smelters and refineries have been certified as conflict-free and we are continuing our diligence to this verify this information.
(iv)     See disclosure under paragraph (ii) above.

(v)     Not applicable.

(vi)    Not applicable.

(2)    Product Description

The Company’s relevant product categories for products containing tin, tungsten, tantalum and gold, other than those sourced from scrap or recycled materials, are as follows:

•	AX Series

•	Thunder Series

The Company’s efforts to determine the smelters, refiners, mines and locations of origin of the Conflict Minerals in its products is described above under paragraphs (i) and (iii).

Conclusion

Due to the breadth and scope of the Company’s product categories, the resulting complexity of its supply chain, and the human and financial resources available to the Company, the Company acknowledges that the process of successfully tracing all of the Conflict Minerals used in its manufactured or contracted to manufacture products to their country of origin will take additional time and resources, likely several years. Moving forward, the Company will continue to implement commercially reasonable processes to improve the quantity and quality of supplier responses, verify supplier responses provided, and evaluate new product lines as developed to eliminate the introduction of Conflict Minerals into the supply chain where practicable.

The success of A10 Networks, Inc. in making determinations about the presence and source of Conflict Minerals in its products depends upon various factors including, but not limited to, the respective due diligence efforts of its suppliers and their supply chain and their respective willingness, whether public or private entities, to disclose such information to the Company, and the ability of the involved entities in making their determinations in accordance with nationally or internationally recognized standards, including the OECD Framework and other initiatives or guidance that may develop over time. The failure to obtain reliable information from any level of our supply chain could have a material impact on our future ability to report on the presence of Conflict Minerals with any degree of certainty. There can be no assurance that our suppliers will continue to cooperate with diligence inquiries and requests for certifications or provide documentation or other evidence that we consider reliable or provided to us within a time frame sufficient to allow us to make our own assessment following appropriate further diligence measures, if any.

The information provided in this Conflict Mineral Report speaks only as of its date. Subsequent events, including the inability or unwillingness of participants in our supply chain to comply with our Policy or provide complete and accurate information requested, may affect our future determinations under Rule 13p-1.

APPENDIX A

List of Smelters and Refiners in Our Supply Chain

Metal	Smelter Name	Smelter Country	Smelter Identification	CFSI	DOC
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Audited
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Audited
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Audited
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	CID000028
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Audited
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Audited
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Audited
Tin	Alpha	UNITED STATES	CID000292	Audited
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Audited
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Audited
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Audited
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Audited
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Audited
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Audited
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Audited
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Audited
Gold	AURA-II	UNITED STATES	CID002851
Gold	Aurubis AG	GERMANY	CID000113	Audited
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	CID002705
Gold	Bangalore Refinery	INDIA	CID002863		Verified
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Audited
Gold	Boliden AB	SWEDEN	CID000157	Audited
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Audited
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Audited
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189		Verified
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Audited
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Audited
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Audited
Gold	Chimet S.p.A.	ITALY	CID000233	Audited
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Audited
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Audited
Gold	Chugai Mining	JAPAN	CID000264
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278

Metal	Smelter Name	Smelter Country	Smelter Identification	CFSI	DOC
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Audited
Tin	Cooper Santa	BRAZIL	CID000295	Audited
Tin	CV Ayi Jaya	INDONESIA	CID002570	Audited
Tin	CV Dua Sekawan	INDONESIA	CID002592	Audited
Tin	CV Gita Pesona	INDONESIA	CID000306	Audited
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	Audited
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Audited
Tin	CV United Smelting	INDONESIA	CID000315	Audited
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Audited
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Audited
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	CID000328	Audited
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Gold	DODUCO GmbH	GERMANY	CID000362	Audited
Gold	Dowa	JAPAN	CID000401	Audited
Tin	Dowa	JAPAN	CID000402	Audited
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	CID000359	Audited
Tantalum	Duoluoshan	CHINA	CID000410	Audited
Tantalum	E.S.R. Electronics	UNITED STATES	CID002590
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Audited
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572		Verified
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Audited
Tin	Elmet S.L.U.	SPAIN	CID002774	Audited
Tin	EM Vinto	BOLIVIA	CID000438	Audited
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Audited
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Audited
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Audited
Gold	Faggi Enrico S.p.A.	ITALY	CID002355
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Tin	Fenix Metals	POLAND	CID000468	Audited
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Audited
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Audited
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Audited
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Audited
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Audited
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536

Metal	Smelter Name	Smelter Country	Smelter Identification	CFSI	DOC
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Audited
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Audited
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Audited
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942		Verified
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Audited
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908		Verified
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Audited
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Audited
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Audited
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Audited
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Audited
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Audited
Gold	Gujarat Gold Centre	INDIA	CID002852
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Audited
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	Audited
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	Audited
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Audited
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Audited
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Audited
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Audited
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Audited
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Audited
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Audited
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Audited
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Audited
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	Audited
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Audited
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760		Verified
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Audited
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Audited
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578

Metal	Smelter Name	Smelter Country	Smelter Identification	CFSI	DOC
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Audited
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)	CID000778
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Audited
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Audited
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Audited
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Audited
Gold	Japan Mint	JAPAN	CID000823	Audited
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Audited
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Audited
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Audited
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Audited
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Audited
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Audited
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Audited
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Audited
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Audited
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Audited
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Audited
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Audited
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Audited
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Audited
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Audited
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Audited
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Audited
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957	Audited
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Audited
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Audited
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Audited
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Audited
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Audited
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	CID002511		Verified
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Audited
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Audited
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988

Metal	Smelter Name	Smelter Country	Smelter Identification	CFSI	DOC
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	CID002605	Audited
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Audited
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Audited
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Audited
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Audited
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Audited
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Audited
Gold	Materion	UNITED STATES	CID001113	Audited
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Audited
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Audited
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	CID002821
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Audited
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	Audited
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Audited
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Audited
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Audited
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Audited
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Audited
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Audited
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Audited
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	Audited
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	Audited
Tin	Minsur	PERU	CID001182	Audited
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Audited
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Audited
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	Audited
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Audited
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Audited
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858		Verified
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857		Verified
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Audited
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	Audited
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Audited
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220	Audited
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231		Verified

Metal	Smelter Name	Smelter Country	Smelter Identification	CFSI	DOC
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236		Verified
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Audited
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Audited
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Audited
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Audited
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Audited
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Audited
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Audited
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Audited
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Audited
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Audited
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Audited
Gold	PAMP S.A.	SWITZERLAND	CID001352	Audited
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Audited
Tin	Phoenix Metal Ltd.	RWANDA	CID002507
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)	CID002847	Audited
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Audited
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Audited
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Audited
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Audited
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Audited
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Audited
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Audited
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Audited
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Audited
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428	Audited
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Audited
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Audited
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Audited
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Audited
Tin	PT Justindo	INDONESIA	CID000307

Metal	Smelter Name	Smelter Country	Smelter Identification	CFSI	DOC
Tin	PT Karimun Mining	INDONESIA	CID001448	Audited
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Audited
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Audited
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Audited
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Audited
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Audited
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Audited
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Audited
Tin	PT Seirama Tin Investment	INDONESIA	CID001466
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Audited
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Audited
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Audited
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Audited
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Audited
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Audited
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493	Audited
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Audited
Tantalum	QuantumClean	UNITED STATES	CID001508	Audited
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Audited
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Audited
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	Audited
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Audited
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Audited
Gold	Royal Canadian Mint	CANADA	CID001534	Audited
Tin	Rui Da Hung	TAIWAN	CID001539	Audited
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)	CID001555	Audited
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)	CID001562
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Audited
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Audited
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Audited
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Audited
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Audited
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	Audited
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Audited
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Audited

Metal	Smelter Name	Smelter Country	Smelter Identification	CFSI	DOC
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Audited
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Audited
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Audited
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Audited
Gold	T.C.A S.p.A	ITALY	CID002580	Audited
Tantalum	Taki Chemicals	JAPAN	CID001869	Audited
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Audited
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Audited
Tantalum	Telex Metals	UNITED STATES	CID001891	Audited
Tin	Thaisarco	THAILAND	CID001898	Audited
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Audited
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Audited
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587		Verified
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA (REPUBLIC OF)	CID001955	Audited
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571	Audited
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Audited
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Audited
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Audited
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Audited
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Audited
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Audited
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Audited
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	Audited
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Audited
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Audited
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Audited
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Audited
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	CID002843	Audited
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Audited
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Audited
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Audited
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Audited
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Audited
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Audited

Metal	Smelter Name	Smelter Country	Smelter Identification	CFSI	DOC
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Audited
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Audited
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158		Verified
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Audited
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Audited
Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232	Audited
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Audited

*	“Audited” means in accordance with and as reported by the CFSI; “Verified” means confirmed as a known processing facility on the DOC List.